CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-14561) of QPQ Corporation and Subsidiaries of our report dated March 27, 1997, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10- KSB) for the year ended December 31, 1996






                                             MOORE STEPHENS LOVELACE, P.L.

Orlando, Florida
April 1, 1997



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CONSENT OF INDEPENDENT ACCOUNTANT



We consent to the incorporation by reference in the registration statement of QPQ Corporation on Form S-3 (File No. 333-14561) of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements, dated March 29, 1996, an our audits of the consolidated financial statements of QPQ Corporation as of and for the year ended December 31, 1995, which report is included in the Company's 1996 Annual Report on Form 10-KSB.



Coopers & Lybrand L,L,P.

Miami, Florida
March 31, 1997